Exhibit 99.1

Press release, dated April 4, 2007: "Corgi International Limited Announces Financial Results for the Six Months Ended September 30, 2006"

HONG KONG--(BUSINESS WIRE)--Corgi International Limited (Nasdaq GM:CRGI) is releasing unaudited financial results for the six months ended September 30, 2006 to comply with Nasdaq requirements.

CEO Michael Cookson commented, "As previously announced, since the end of September, Corgi has undertaken several significant transactions including the divestiture of its manufacturing division, the acquisition of Cards Inc., the merger with Master Replicas Inc., and the closing of a $17.6 million financing." Cookson continued, "The financial statements we are providing today do not reflect those events. Corgi provided financial guidance on February 20, 2007 for the fiscal year ending March 31, 2008. That guidance is unchanged. Corgi plans to issue pro forma financial statements that more closely reflect its current operations and the foregoing transactions in connection with its upcoming registration statement to register the Company's American Depositary Shares issued in the Master Replicas merger and the financing."

About Corgi International

Corgi International develops and markets a wide variety of both licensed and unlicensed collectible products - ranging from high end prop replicas to toys and gifts. The company holds licenses for many of the top film franchises of all time, including Batman, Harry Potter, James Bond, Star Trek, Star Wars, Superman and others. The company is headquartered in Hong Kong, with offices in Walnut Creek, CA, Chicago, IL, and the United Kingdom.

Caution Regarding Forward-Looking Statements

Certain statements in this release are forward-looking, including statements concerning anticipated revenues and margins. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, in addition to those discussed above and without limitation, changes in market demand for Corgi International products, changes in economic conditions, dependence on certain customers and licensing partners, and other risks described in the company's annual report on Form 20-F for the fiscal year ended March 31, 2006. The company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

             CORGI INTERNATIONAL LIMITED AND SUBSIDIARIES
                     Consolidated Balance Sheets
                      (US dollars in thousands)

                                                      (Unaudited)
                                                         As of
                                                      Sep 30, 2006
                                                  --------------------

                     ASSETS
Current assets:
   Cash and cash equivalents                     $                517
   Available-for-sale investments                                  --
   Trade accounts receivable, net                               7,718
   Inventories                                                  5,833
   Prepaid expenses and other current assets                    4,473
   Income taxes recoverable                                       198
   Deferred tax assets                                             --
   Assets of discontinued operations                           20,141
                                                  --------------------
      Total current assets                                     38,880
Property, plant and equipment, net                              6,732
Land use rights, net                                               --
Deferred tax assets                                                --
Goodwill                                                       16,944
                                                  --------------------
      Total assets                               $             62,556
                                                  ====================

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt                               $             10,318
   Current installments of obligations under
    capital leases                                                 --
   Trade accounts payable                                       6,564
   Receipts in advance                                            609
   Accrued expenses                                             3,962
   Income taxes payable                                           184
   Liabilities of discontinued operations                      18,301
                                                  --------------------
      Total current liabilities                                39,938
Obligations under capital leases, excluding
 current installments                                              --
Deferred tax liabilities                                           --
                                                  --------------------
      Total liabilities                                        39,938
                                                  --------------------
Minority interests                                                 --
                                                  --------------------
Shareholders' equity
   Common stock                                                   657
   Additional paid-in capital                                  41,506
   (Accumulated deficit) retained earnings                    (21,191)
   Accumulated other comprehensive income                       1,646
                                                  --------------------
      Total stockholders' equity                               22,618
                                                  --------------------
      Total liabilities and stockholders' equity $             62,556
                                                  ====================

             CORGI INTERNATIONAL LIMITED AND SUBSIDIARIES
                Consolidated Statements of Operations
             (US dollars in thousands, except share data)

                                                      (Unaudited)
                                                    Six months ended
                                                      Sep 30, 2006
                                                  --------------------

Net sales                                        $             19,035
Cost of goods sold                                             (8,140)
                                                  --------------------
      Gross profit                                             10,895
Selling, general, and administrative expenses                  (9,881)
                                                  --------------------
      Operating income (loss)                                   1,014
Other income (expense):
  Interest income                                                  19
  Interest expense                                               (260)
  Other (loss) income                                            (343)
                                                  --------------------
      Income (loss) before income taxes                           430
Income tax benefit                                                 --
                                                  --------------------
      Income (loss) from continuing operations                    430
Loss from discontinued operations, net of tax                  (5,856)
                                                  --------------------
      Loss before extraordinary items                          (5,426)
Extraordinary gain, net of nil tax                                 --
                                                  --------------------
      Net loss                                   $             (5,426)
                                                  ====================

Loss per common share:
  Basic:
    Income (loss) from continuing operations                     0.04
    Loss from discontinued operations                           (0.58)
    Extraordinary gain                                             --
                                                  --------------------
      Net loss                                   $              (0.54)
                                                  ====================

  Diluted:
    Income (loss) from continuing operations                     0.04
    Loss from discontinued operations                           (0.58)
    Extraordinary gain                                             --
                                                  --------------------
      Net loss                                   $              (0.54)
                                                  ====================

Weighted average number of common shares
 outstanding:
  Basic                                                    10,176,943
                                                  ====================
  Diluted                                                  10,176,943
                                                  ====================

Contact:

The BlueShirt Group
Peter Ausnit, 415-217-5863 (Investor Relations)
Peter@BlueShirtGroup.com